UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.

Urbana, IL 61801

(Address of principal executive offices)    (Zip code)

(217) 365-4528

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of First Busey Corporation, a Nevada corporation (“First Busey”) is filed to amend Item 9.01 of First Busey’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 1, 2007, for the purpose of providing the financial statements of Main Street Trust, Inc. (“Main Street”) required by Item 9.01(a) of this Form 8-K and the pro forma financial information required by Item 9.01(b) of this Form 8-K.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Following the close of business on July 31, 2007, First Busey Corporation completed its merger of equals with Main Street. As a result of the merger,First Busey Corporation has total assets of approximately $4.1 billion and operations located in three states, including four primary market areas in downstate Illinois.

Under terms of the agreement, former Main Street shareholders received 1.55 shares of First Busey Corporation common stock for each share of Main Street common stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The unaudited consolidated financial statements of Main Street Trust, Inc. required by Item 9.01(a) of Form 8-K for the quarterly period ended March 31, 2007 are contained in its Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007, which are incorporated by reference thereto.

The audited consolidated financial statements of Main Street Trust, Inc. required by Items 9.01(a) of Form 8-K for annual periods including and prior to December 31, 2006 are contained in its Form 10-K filed with the Securities and Exchange Commission on March 16, 2007, which are incorporated by reference thereto.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet as of March 31, 2007 and the unaudited pro forma income statement for the three months ended March 31, 2007 and the year ended December 31, 2006 are included in Exhibit 99.1 to this Form 8-K.

(d) Exhibits

99.1 Unaudited pro forma information for First Busey Corporation giving effect to the merger transaction with Main Street Trust, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	FIRST BUSEY CORPORATION

By: /s/ Van A. Dukeman

Name: Van A. Dukeman

Title: Chief Executive Officer and President